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                                                                      Exhibit 16

                            ARTISAN SMALL CAP FUND
                           TOTAL RETURN CALCULATION


Initial Investment:          $1,000.00
Period:                      From commencement of operations (3/28/95)
Number of Days in Period:            95
Total Return:                  15.2000%

                                     Dividend   Dividend     Dividend      Total       Account
      Date           NAV    Shares     Rate      Dollars      Shares      Shares        Value
      (a)            (b)      (c)       (d)    (e)=(c)X(d)  (f)=(e)/(b)  (g)=(c)+(f)  (h)=(g)X(b)
------------------------------------------------------------------------------------------------
Initial Investment                                                                    $1,000.00
     3/28/95        $10.00  100.000    0.000      $0.00        0.000     100.000      $1,000.00
     6/30/95        $11.52  100.000    0.000      $0.00        0.000     100.000      $1,152.00